SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	October 20, 2014

International Packaging & Logistics Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21384	13-3367421
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7700 Irvine Center Dr., Suite 870, Irvine, CA	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 851-9261

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation for the registrant under any of the following provisions:

___ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

___ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.01 Acquisition or Disposition of Assets

On October 1, 2014, International Packaging and Logistics Group, Inc. (“IPLO”)(the “Company”) and it’s wholly owned subsidiary IPLO Holdings, Inc. (“IPII”) executed an Agreement and Plan of Merger whereby IPII will acquire all of the outstanding Stock of Idea Ventures, Inc, a Delaware corporation (collectively, the “Parties”). The terms of the acquisition was to include a payment on approximately $2.3 million in common stock. A Form 8-K was filed on October 23, 2014 disclosing this transaction.

After reviewing all the applicable requirements of the Form 8-K, the Parties determined that the transaction did not meet the reporting requirements of Form 8-K, nor were the necessary audited financials ready at this time. As a result the Parties have determined that the best course of action is to rescind this transaction. Therefore as of October 29, 2014 the Parties to this transaction have mutually agreed to the rescission of such transaction.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Exhibit number.

2.1	Rescission of Agreement and Plan of Merger

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ Owen Naccarato	Date
Owen Naccarato	October 29, 2014

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